Exhibit 15.11

411 North Sam Houston Parkway East, Suite 400, Houston, Texas 77060, USA

T+1 281 448-6188 F +1 281 448-6189 W www.rpsgroup.com

Consent of RPS

We consent to the reference to our firm under the caption "Experts" in this Post-Effective Amendment No. 2 to the Registration Statement on Form F-3 and related Prospectus Supplement of CNOOC Limited for the registration of debt securities and guarantees and to the incorporation by reference therein of our report included in its Annual Report on Form 20-F for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

RPS

By: /s/ Doug Matthys

Name: Doug Matthys

Title: Chief Operating Officer

Houston, Texas

April 13, 2016

UK I Ireland I Netherlands I Norway I USA I Canada I Brazil I Russia I UAE I Singapore I Malaysia I Australia

RPS Group Plc Registered in England No. 2087786. 20 Westem Avenue, Milton Park, Abingdon, Oxfordshire OX14 SH

411 North Sam Houston Parkway East, Suite 400, Houston, Texas 77060, USA

T+1 281 448-6188 F +1 281 448-6189 W www.rpsgroup.com

RPS Consent of Independent Consultant

We consent to the reference to our firm in the form and context in which they appear in this Annual Report on From 20-F, the inclusion of our reports dated January 31, 2016 herein, and to the incorporation by reference in any Registration Statement on Form F-3 and related Prospectus Supplement of CNOOC Limited for the registration of debt securities and guarantees previously filed with the Securities and Exchange Commission.

RPS

By: /s/ Doug Matthys

Name: Doug Matthys

Title: Chief Operating Officer

Houston, Texas

April 13, 2016

UK I Ireland I Netherlands I Norway I USA I Canada I Brazil I Russia I UAE I Singapore I Malaysia I Australia

RPS Group Plc Registered in England No. 2087786. 20 Westem Avenue, Milton Park, Abingdon, Oxfordshire OX14 SH